UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

DREW INDUSTRIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 Mamaroneck Avenue, White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(914) 428-9098

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This amendment amends the original Form 8-K filed November 19, 2008 to include the final written agreement referred to therein and to summarize the final compensation and benefits arrangement between Registrant and Fredric M. Zinn, its President and Chief Executive Officer:

In consideration for his services as President and Chief Executive Officer, Mr. Zinn will receive the following compensation for the period 2009 through 2011 (the “Measurement Period”):

(A)           Annual base salary consisting of $450,000 in cash and $50,000 in deferred stock units (“DSUs”) or similar tax-deferred equity, issuable each calendar quarter equivalent in value to $12,500; plus

(B)           Annually, DSUs representing shares equivalent in value to $200,000 (the “Incentive DSUs”), issuable each calendar quarter equivalent in value to $50,000, subject to forfeiture as set forth in paragraph D; plus

(C)           Performance-based incentive compensation consisting of the following:

(a)    $4,000 for each $0.01 that Registrant’s adjusted earnings per diluted share (“Adjusted EPS”) for each year during the Measurement Period exceed Registrant’s Adjusted EPS for the prior year; plus

(b)    $4,000 for each $0.01 that Registrant’s Adjusted EPS for each year during the Measurement Period exceeds $1.45; plus

(c)    $10,000, plus or minus, for each 1% that the increase or decrease in Registrant’s Adjusted EPS for each year during the Measurement Period is above or below 2.5 times the Index of Number of Industry Units Sold (as defined); provided, however, that the amount added or subtracted will not exceed 0.6% of Registrant’s pre-tax income for the subject year; provided further, however, that for this purpose the calculation of Adjusted EPS for the prior year shall exclude the after-tax impact of any Impairment Charge (as defined) recorded by Registrant for the prior year.

(D)           Upon expiration of the Measurement Period, Mr. Zinn shall be entitled to receive 1,000 DSUs for each 0.1% that Registrant’s average annual return on invested capital (as defined, “ROIC”) for the Measurement Period is above the average ROIC of Registrant’s peer group (as defined); provided however, that the total number of DSUs will not exceed 100,000 units (the “ROIC Bonus”); provided further, however, that if the foregoing calculation of DSUs for the Measurement Period results in a negative number, Incentive DSUs issued during the Measurement Period will be forfeited at the rate of 1,000 DSUs for each 0.1% that Registrant’s ROIC for the Measurement Period is below the ROIC of Registrant’s peer group

(E)           During the Measurement Period, Mr. Zinn will be entitled to receive the benefits and perquisites which he has previously received as an Executive Officer of Registrant, including 401(K) matching contribution, the current annual taxable payment in the amount of $24,000 required to be invested in an annuity or cash value life insurance to provide retirement income, life insurance, disability and long-term care insurance, and an automobile, the aggregate cost of which for the Measurement Period is estimated to be approximately $80,000 annually; plus

(F)           Long-term non-qualified stock options as the Compensation Committee determines.

Item 9.01	Financial Statements and Exhibits.

Exhibits.

10 (iii) (A). Executive Compensation and Non-Competition Agreement between Registrant and Fredric M. Zinn, dated May 28, 2009.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED

(Registrant)

By:	/s/ Christopher L. Smith
Christopher L. Smith
Controller

Dated: May 28, 2009